                      SECURITIES ACCOUNT CONTROL AGREEMENT

     This   Securities   Account  Control   Agreement  (as  amended,   restated,
supplemented or otherwise  modified from time to time, this "Agreement") is made and entered into as of January 31, 2006,  among TORTOISE  NORTH AMERICAN  ENERGY
CORPORATION,   a  Maryland  corporation  (the  "Debtor"),   U.S.  BANK  NATIONAL
ASSOCIATION,   as  lender  (the  "Secured   Party"),   and  U.S.  BANK  NATIONAL
ASSOCIATION,  in its capacity as custodian  (the  "Custodian").  All  references herein to the "UCC" shall mean the Uniform  Commercial  Code as in effect in the
State of Pennsylvania.

                              W I T N E S S E T H:

     WHEREAS,  the Financial Assets in the Securities Account (as such terms are hereinafter  defined) are assets of the Debtor and the Debtor has full authority pursuant to its  organizational  documents and otherwise to borrow moneys and to grant a security interest to the Secured Party in the Financial Assets contained in the Securities Account;

     WHEREAS,  the  Secured  Party and the  Debtor  have  entered  into a Credit
Agreement  dated as of January 31, 2006 (as amended or otherwise  modified  from time to time,  the "Loan  Agreement"),  pursuant  and  subject  to the terms and conditions of which the Secured Party is to make certain loans to the Debtor;

     WHEREAS, as a condition to making such loans the Debtor must provide to the
Secured  Party a first  priority  lien and  perfected  security  interest in the
Securities Account; and

     WHEREAS,  the parties are entering  into this  Agreement for the purpose of perfecting the Secured Party's  security  interest in the Securities  Account by granting the Secured Party control over the Securities Account.

     NOW, THEREFORE,  in consideration of the mutual agreements herein made, the
Debtor, the Secured Party and the Custodian hereby agree as follows:

     Section 1.  Establishment  of  Securities  Account.  The  Custodian  hereby confirms that (i) the Custodian has established  account number 291150800 in the name of the Debtor (such  account and any  successor  account,  the  "Securities
Account"),  (ii) the Securities  Account is an account to which Financial Assets are or may be credited,  and the Custodian  shall,  subject to the terms of this
Agreement,  treat the Secured  Party as

entitled to exercise the rights that  comprise any Financial  Asset  credited to the Securities Account,  and (iii) all property delivered to the Custodian by or on behalf of the Debtor for the Securities  Account will be promptly credited to the Securities Account.

     Section 2. Financial Assets Election. The Custodian hereby agrees that each item of  property  (whether  investment  property,  financial  asset,  security, instrument  or cash)  credited  to the  Securities  Account  (collectively,  the
"Financial  Assets") shall be treated as a "financial  asset" within the meaning of Article 8 of the UCC.

     Section 3. Entitlement  Orders.  If at any time the Custodian shall receive any entitlement order (as such term is defined in Article 8 of the UCC) from the
Secured Party  directing  transfer or redemption of any Financial Asset relating to the Securities Account, including any instructions to transfer, sell, redeem, close open trades or otherwise liquidate assets in the Securities  Account,  the
Custodian  agrees  that it shall  comply  with such  entitlement  order  without further consent by the Debtor or any other person.

     Section 4. Subordination of Lien; Waiver of Set-Off.  In the event that the
Custodian  has  or  subsequently  obtains  by  agreement,  operation  of  law or otherwise  a  security  interest  in the  Securities  Account  or  any  security entitlement  credited  thereto,  the Custodian  hereby agrees that such security interest  shall be  subordinate  to the security  interest of the Secured  Party
(except for any such security interest arising out of a transaction described in subpart (iii) of the following  sentence).  The Financial Assets and other items deposited in the Securities  Account will not be subject to deduction,  set-off, banker's  lien, or any other right in favor of any person other than the Secured
Party  (except  that  the  Custodian  may set off  (i)  all  amounts  due to the
Custodian  in  respect  of its  customary  fees  and  expenses  for the  routine maintenance and operation of the Securities Account, (ii) the face amount of any checks which have been credited to the Securities  Account but are  subsequently returned unpaid because of uncollected or insufficient  funds),  and (iii) until such time as the Debtor pays the  Custodian  the  purchase  price  thereof,  the purchase  price of any  Financial  Asset  purchased  by the Debtor  through  the
Custodian  and  credited to the  Securities  Account in a  transaction  in which payment of the purchase price was due at the time of purchase.

     Section 5. Choice of Law. This  Agreement  shall be governed by the laws of the State of Pennsylvania,  including  without  limitation the laws thereof with respect to  perfection,  the effect of perfection  and  non-perfection,  and the priority  of  security  interests.  Regardless  of any  provision  in any  other agreement,  for  purposes  of the UCC,  Pennsylvania  shall be  deemed to be the
Custodian's jurisdiction.

     Section 6. Indemnification.  The Debtor hereby agrees to indemnify and hold harmless the Custodian and its affiliates,  officers,  directors,  employees and agents

                                      -2-

from and against any and all claims,  expenses,  causes of action,  liabilities, lawsuits and damages,  including  without  limitation court costs and reasonable attorneys'  fees, in any way related to or arising out of or in connection  with this  Agreement  or the  Securities  Account,  except such as may arise from the gross negligence or willful misconduct of the Custodian.

     Section 7. Conflict with Other Agreements.  This Agreement  supplements the
Debtor's existing  agreements with the Custodian and in no way is this Agreement intended to abridge any rights that the Custodian might  otherwise have,  except as  expressly  provided  herein.  In the  event  of any  conflict  between  this
Agreement  (or any  portion  hereof)  and any other  agreement  now  existing or hereafter  entered into between the Custodian and the Debtor,  the terms of this
Agreement  shall  prevail  and the  Secured  Party's  security  interest  in the
Securities Account will be prior to any other security interest therein.

     Section  8.  Amendments;  Waiver.  No  amendment  or  modification  of this
Agreement or waiver of any right  hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

     Section 9. Notice of Adverse Claims.  Except for the claims and interest of the Secured  Party and of the Debtor in the  Securities  Account,  the Custodian
does not know of any claim to, or interest in, the Securities  Account or in any
Financial Asset credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any Financial
Asset carried therein,  the Custodian will promptly notify the Secured Party and the Debtor thereof.  Furthermore,  the Debtor agrees that it will not enter into any  agreement  or document  purporting  to grant any  security  interest in the
Securities Account without the prior written consent of the Secured Party.

     Section 10. [Intentionally Omitted]

     Section 11. Maintenance of Securities  Account.  In addition to, and not in lieu of, the obligation of the Custodian to honor  entitlement  orders as agreed in Section 3 hereof,  the Custodian agrees to maintain the Securities Account as follows:

          (i) Notice of Sole Control.  If at any time the Secured Party delivers to the Custodian a Notice of Sole Control in substantially the form set forth in
Exhibit A hereto (a "Notice of Sole Control"),  the Custodian  agrees that after
receipt  of  such  notice,  it  will  take  all  directions,   instructions  and
entitlement  orders with  respect to the  Securities  Account and the  Financial
Assets therein solely from the Secured Party without notice to or consent of the
Debtor.

          (ii) Voting Rights. Until such time as the Custodian receives a Notice of Sole Control from the Secured Party, but at no time thereafter unless the

                                      -3-

Secured Party has provided written notice to the Custodian of revocation of such
Notice of Sole Control,  the Debtor shall direct the  Custodian  with respect to the voting of Financial Assets credited to the Securities Account.

          (iii) Trading Instructions.  Until such time as the Custodian receives a Notice of Sole  Control  from the  Secured  Party,  but at no time  thereafter unless  the  Secured  Party has  provided  written  notice to the  Custodian  of revocation of such Notice of Sole  Control,  the Debtor may direct the Custodian with respect to  substitution  and  disposition of Financial  Assets held in the
Securities Account and otherwise provide  instructions and entitlement orders to the Custodian with respect to Financial Assets in the Securities Account.

          (iv)  Notices,  Statements  and  Confirmations.   The  Custodian  will
promptly send copies of all statements,  confirmations and other  correspondence concerning the Securities  Account and/or any Financial  Assets credited thereto to the Secured  Party at its  address set forth in Section 15 of this  Agreement upon request by the Secured Party from time to time.

          (v) Tax  Reporting.  All  items  of  income,  gain  expenses  and loss recognized in the Securities  Account shall be reported to the Internal  Revenue
Service and all state and local taxing  authorities  under the name and taxpayer identification number of the Debtor.

     Section  12.   Limited   Responsibility.   The  Custodian   shall  have  no
responsibility  or liability to the Secured Party for  accepting and  processing instructions  related to trading and voting in the  Securities  Account prior to delivery  to the  Custodian  of a Notice  of Sole  Control,  and  shall  have no responsibility  or liability  to the Secured  Party with respect to the value of the  Securities  Account  or any asset  therein.  The  Custodian  shall  have no responsibility  or liability to the Debtor for complying  with  instructions  or entitlement orders concerning the Securities Account which are originated by the
Secured  Party.  The  Custodian  shall have no duty to  investigate  or make any determination  as to whether a default  exists under any  agreement  between the
Secured Party and the Debtor or as to whether the Secured Party is authorized to give a Notice of Sole Control.  This Agreement does not create any obligation or duty of the Custodian other than those expressly set forth herein.

     Section 13. Representations, Warranties and Covenants of the Custodian. The
Custodian hereby makes the following representations, warranties and covenants:

          (i) The  Securities  Account  has  been  established  as set  forth in
Section 1 above and the Securities  Account will be maintained in the manner set forth herein until termination of this Agreement. The Custodian shall not change the name or account number of the Securities  Account  without the prior written consent of the Secured Party.

                                      -4-

          (ii)  This  Securities  Account  Control  Agreement  is the  valid and legally  binding  obligation  of  the  Custodian  and  enforceable  against  the
Custodian in accordance with its terms.

          (iii) The Custodian has not entered into, and until the termination of the this  Agreement  will not enter into,  any  agreement  with any other person relating to the Securities  Account and/or any Financial Assets credited thereto pursuant  to which it has  agreed  to  comply  with  entitlement  orders of such person.  The Custodian has not entered into any other  agreement with the Debtor purporting to limit or condition the  obligation of the Custodian to comply with entitlement orders as set forth in Section 3 hereof.

     Section 14. Successors.  The terms of this Agreement shall be binding upon, and shall  inure to the  benefit  of, the  parties  hereto and their  respective successors and assigns.

     Section  15.  Notices.  Except  as  otherwise  expressly  provided  in this
Agreement,  any notice,  request or other communication required or permitted to be given  under this  Agreement  shall be in writing and shall be  delivered  in person, or sent by telecopy, overnight courier or certified or registered United
States mail,  postage  prepaid,  addressed to the party at its address set forth below:

                  Debtor:        Tortoise North American Energy Corporation
                                 10801 Mastin Blvd., Suite 222
                                 Overland Park, Kansas 66210
                                 Attn: Terry Matlack
                                 Fax: (913) 981-1021

                  Secured Party: U.S. Bank National Association
                                 9900 West 87th Street
                                 Overland Park, Kansas 66212
                                 Attention: Paul Tymosko
                                 Fax: (913) 652-5111

                  Custodian:     U.S. Bank National Association
                                 Institutional Custody Services
                                 123 S. Broad St.
                                 Philadelphia, PA 19109
                                 Attn:  Adam Stanley
                                 Tel: (215) 670-4741

     Any party may change its address for notices in the manner set forth above.
All notices and other  communications  given to any party  hereto in  accordance with the provisions of this Agreement  shall be deemed to have been given on the date of receipt if

                                      -5-

delivered  by hand or  overnight  courier  service or sent by telecopy or on the date five (5) Business Days after  dispatch by certified or  registered  mail if mailed (or, if sooner,  on the date of actual receipt),  in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 15 or in accordance with the latest  unrevoked  directions from such party given in accordance with this Section 15.

     Section  16.  Termination.  The  rights and  powers  granted  herein to the
Secured Party have been granted in order to perfect its security interest in the
Securities  Account and are powers  coupled with an interest and will neither be affected by the bankruptcy of Debtor nor by the lapse of time.  The  obligations of the Custodian  hereunder shall continue in effect until the security interest of the  Secured  Party in the  Securities  Account has been  terminated  and the
Secured Party has notified the Custodian of such termination in writing.

     Section 17.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this  Agreement by signing and  delivering  one or more counterparts.

     Section 18. Severability. The invalidity, illegality or unenforceability of any  provision  of this  Agreement  shall not affect the  validity,  legality or enforceability  of any of the other  provisions of this  Agreement,  which shall remain in full force and effect.

                          [signature page(s) to follow]

                                      -6-

     IN WITNESS WHEREOF,  the undersigned have executed this Agreement as of the first date set forth above.

                                     TORTOISE NORTH AMERICAN ENERGY CORPORATION
                                     (as Debtor)

                                     By:          /s/ Terry Matlack
                                         --------------------------------------------
                                     Name: Terry Matlack
                                     Title: Chief Financial Officer

                                     U.S. BANK NATIONAL
                                     ASSOCIATION (as
                                     Secured Party)

                                     By:         /s/ Paul A. Tymosko
                                          -------------------------------------------
                                     Name: Paul A. Tymosko
                                     Title: Senior Vice President

                                     U.S. BANK NATIONAL
                                     ASSOCIATION (as
                                     Custodian)

                                     By:          /s/ Paul Rucci
                                          -------------------------------------------
                                     Name: Paul Rucci
                                     Title: Vice President

                                      -7-

                                    EXHIBIT A

                         U.S. BANK NATIONAL ASSOCIATION

                                     [Date]

U.S. Bank National Association, as Custodian
Institutional Custody Services
123 S. Broad St.
Philadelphia, PA  19109
Attn:  Adam Stanley

      Re:      Notice of Sole Control

Ladies and Gentlemen:

     As referenced in the Securities  Account Control  Agreement,  dated January
31, 2006, among Tortoise North American Energy Corporation,  us as Secured Party
and you as Custodian (a copy of which is attached), we hereby give you notice of our sole control over  Securities  Account  number  291150800  (the  "Securities
Account") and all Financial Assets credited  thereto.  You are hereby instructed not to accept any directions, instructions or entitlement orders with respect to the Securities  Account or the Financial Assets credited thereto from any person other than the Secured Party,  unless otherwise  ordered by a court of competent jurisdiction.

                                Very truly yours,

                                U.S. BANK NATIONAL
                                ASSOCIATION, as Secured
                                Party

                                By:
                                     -------------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                        ----------------------------------------

                                      A-1